Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          This Agreement this 11th day of May 2004 by and among Lasik Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent ("Buyer"); Lasik America Inc., a Nevada corporation ("Parent"); Salus Holding, Inc., a New York corporation (the "Company"); Eyemakers, Inc., a Nevada corporation and sole shareholder of the Company ("Eyemakers"); and Icon Veneto S.r.l., a company formed under the laws of Italy ("Icon Veneto")

                                    RECITALS

          A. The respective Boards of Directors of each of the Company and Icon Veneto have approved and declared advisable the transfer of all of the issued and outstanding shares of the common stock of IGEA SALUS S.r.l., an company formed under the laws of Italy ("Salus") to the Company (the "Stock Purchase") for the consideration of 10,000,000 shares of common stock, $0.001 par value, of Parent ("Parent Common Stock"), and certain other consideration as provided herein.

          A. The respective Boards of Directors of each of the Company, Eyemakers, Buyer and Parent have approved and declared advisable the merger of the Company with and into Buyer (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding share of the common stock, $.001 par value, of the Company (a "Company Share" or, collectively, the "Company Shares"), will be converted into 2,000,000 shares of common stock, $0.001 par value, of Parent Common Stock, and certain other consideration as provided herein.

          B. The respective Boards of Directors of Buyer, Parent, Eyemakers, Icon Veneto and the Company have determined that the Merger and the Stock Purchase is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

          C. It is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

          D. For financial accounting purposes, it is intended that the Merger will be accounted for as a "purchase";

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE 1

                      The Merger; Closing; Effect of Merger


          SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the New York General Business Law, as amended (the "NYBCL") at the Effective Time, the Company shall be merged with and into Buyer and the separate corporate existence of the Company shall thereupon cease. Buyer shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Buyer with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the merger, except as set forth herein. The Merger shall have the effects specified in the NYBCL.

          SECTION 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of Cohen & Czarnik 641 Lexington Avenue, New York, New York 10022 on May 15, 2004 at 10:00 a.m. local time (or at such other date, time and place as the parties hereto may agree).

          SECTION 1.3 Effective Time. On the date of Closing, the Company and Buyer will cause a Certificate of Merger (the "New York Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of New York as provided in Sections 902 and 904 of the NYBCL. The Merger shall become effective at the time when the New York Certificate of Merger has been filed with the Secretary of State of New York or, if otherwise agreed by the Company and Buyer, such later date or time as is established by the New York Certificate of Merger (the "Effective Time").

          SECTION 1.4 Certificate of Incorporation. The certificate of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law.

          SECTION 1.5 By-Laws. The by-laws of Buyer in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

          SECTION 1.6 Directors. The directors of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. As of the Effective Time, the authorized number of directors comprising the Board of Directors of Parent shall consist of at least three (3) and not more than five (5) individuals. Four (4) individuals shall be elected to the Board Directors of Parent at the Effective Time, one of whom initially shall be Stuart Greenberg, one of whom initially shall be Howard Silverman, one of whom initially shall be Ernest B. Remo, and the other of whom shall be appointed by Ernest B. Remo. Ernest B. Remo shall be the Chairman of the Board and the Chairman of the Board is entitled to one vote in connection with any matter brought before the Board of Directors.

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          SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of Buyer until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. At the Effective Time, Ernest B Remo is hereby appointed as Chairman of the Board and Chief Executive Officer of the Parent. Howard Silverman is hereby appointed as President and Chief Operating Officer of the Parent.

          SECTION 1.8 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of Buyer.

                    (i) Merger Consideration. The Company shares issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for 2,000,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Parent Merger Shares" and the "Merger Purchase Price"), which shall represent 14.1% percent of the issued and outstanding ordinary shares of Parent;

                    (ii) Stock Purchase Consideration. All of the issued and outstanding shares of Salus immediately prior to the Effective Time shall be sold, conveyed, assigned, leased, transferred and delivered by Icon Veneto to the Company for the consideration of 10,000,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Parent Purchase Shares" and the "Stock Purchase Price" collectively with the Parent Merger Shares and the Merger Purchase Price, the "Parent Shares" and the "Purchase Price"), which shall represent 70.4% percent of the issued and outstanding ordinary shares of Parent;

                    (iii) At the Effective Time, all Company Shares shall be canceled and the Company shall cease to exist, and each certificate (a "Certificate") formerly representing any Company Shares shall thereafter represent only the right to receive the shares of Parent Shares into which such Company Shares have been converted; and

                    (iv) Valuation of Parent Shares. It is agreed that the value of each Parent Share at the Effective Time shall be fixed at $1.00 U.S. Dollars.

          SECTION 1.9 Exchange of Certificates for Shares.

               (a) Exchange. At Closing, Parent shall deliver or cause to be delivered to Eyemakers certificates representing Parent Merger Shares into which the Company Shares that Eyemakers owns are to be converted. At Closing, Parent shall deliver or cause to be delivered to Icon Veneto certificates representing Parent Purchase Shares for the Stock Purchase;

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               (b) Adjustments of Conversion Number. In the event that Parent changes the number of shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution, recapitalization, merger (other than the Merger, Stock Purchase or the cancellation of options previously granted by the Company), subdivision, or other similar transaction with a dilutive effect, or if a record date with respect to any of the foregoing shall occur prior to the Effective Time, the conversion number shall be equitably adjusted.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EYEMAKERS

          The Company, Icon Veneto and Eyemakers, jointly and severally, represent, warrant and covenant to Buyer and Parent as follows and acknowledge that Buyer and Parent are relying upon such representations and warranties in connection with the Contemplated Transactions (as hereinafter defined):

          SECTION 2.1 Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of common stock of which 1,000,000 of common stock shares are issued and outstanding. The Company has 4,000,000 shares of common stock in its treasury. All of the issued and outstanding shares of common stock are held by Eyemakers. The Company does not and, at the Closing, the Company will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of the Company or any convertible or exchangeable securities and, other than Buyer pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of the Company. There are, and at Closing there will be, no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. All of the Company Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

          SECTION 2.2 Title to the Shares. Eyemakers is the beneficial owner and holds good and valid title to its Company Shares free and clear of any Lien. Upon consummation of the Contemplated Transactions and the satisfaction of the conditions to Closing set forth herein, Buyer will own all of the issued and outstanding shares of capital stock of the Company, free and clear of any Lien. At the Closing, Eyemakers will deliver the Company Shares to Buyer free and clear of any Lien, other than restrictions imposed by the Securities Act of 1933, as amended, and applicable securities Laws.

          SECTION 2.3 Authority Relative to this Agreement. The Company and Eyemakers will have full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance by the Company and Eyemakers of each Transaction Document and the consummation of the Contemplated Transactions to which the Company or Eyemakers is, or at Closing, will be, a party will have been duly and validly authorized by the Company or Eyemakers, and no other acts by or on behalf of the Company or Eyemakers will be necessary

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or required to authorize the execution, delivery and performance by the Company and Eyemakers of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party. This Agreement and the other Transaction Documents to which the Company or Eyemakers is a party have been duly and validly executed and delivered by the Company or Eyemakers, respectively, and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of the Company or Eyemakers, as the case may be, enforceable against the Company or Eyemakers in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

          SECTION 2.4 No Conflicts; Consents. The execution, delivery and performance by the Company and Eyemakers of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which the Company and Eyemakers is a party, upon approval of the Shareholders will not:
(i) violate any provision of the certificate of incorporation or by-laws of the Company; (ii) require Eyemakers or the Company to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.4 (the "Company Required Consents"); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which Eyemakers or the Company is a party or by which any of them or any of their assets is bound or subject, or to the best of Company's and Eyemakers' knowledge and information result in the creation of any Lien upon any of the Company Shares or upon any of the Assets of the Company; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, the Company or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

          SECTION 2.5 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as conducted as of the date hereof. The Company is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. The Company has one Subsidiary, IGEA SALUS S.r.l., an Italian company.

          SECTION 2.6 Charter Documents and Corporate Records. The Company has heretofore delivered to Buyer true and complete copies of the certificate of incorporation, by-laws and minute books, or comparable instruments, of the Company as in effect on the date hereof. The stock transfer books of the Company have been made available to Buyer for its inspection and are true and complete in all respects in accordance with their tenor.

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          SECTION 2.7 Liabilities. The Company has not incurred any Liabilities since its inception.

          SECTION 2.8 Company Receivables. The Company does not have any Receivables.

          SECTION 2.9 Leased Real Property. The Company has no fee interest, purchase options or rights of first refusal in any real property and the Company has no leasehold or other interest in any real property.

          SECTION 2.10 Personal Property; Assets. The Company has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens.

          SECTION 2.11 Contracts. The Company is not bound by any Contracts.

          SECTION 2.12 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Company, its Assets, the Business, the Company Shares. There are no actions, suits, claims or counterclaims, examinations, audits or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of the Company's knowledge, threatened on the date hereof, against or involving the Company, its Assets, the Business or the Company Shares.

          SECTION 2.13 Taxes. The Company has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects. The Company is not liable for any Tax.

          SECTION 2.14 Compliance with Laws. The Company is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") and to the best of the Company's knowledge, belief and information, any Laws of any Governmental Bodies affecting the Company, the Company Shares or the Business.

          SECTION 2.15 Permits. The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by the Company

          SECTION 2.16 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Eyemakers or the Company who might be entitled to any fee or commission from Eyemakers or the Company in connection with the consummation of the Contemplated Transactions.

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          SECTION 2.17 Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.


          SECTION 2.18 Ability to Conduct Business. The Assets are sufficient and adequate to permit the continued operation of the Business as it has been conducted since the inception of the Company and, assuming all Company Required Consents are obtained, the consummation of the Contemplated Transactions hereby will enable Buyer to conduct the Business as it has been conducted.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

          Buyer and Parent jointly and severally represent, warrant and covenant to Eyemakers, Icon Veneto and the Company as follows and acknowledge that Eyemakers, Icon Veneto and the Company are relying upon such representations and warranties in connection with the Contemplated Transactions:

          SECTION 3.1 Authority Relative to this Agreement. Buyer and Parent have full power and authority to execute and deliver each Transaction Document to which they are or, at Closing, will be, a party and to consummate the Contemplated Transactions. Following the approval of the shareholders of the Parent with respect to the Contemplated Transactions, the execution, delivery and performance by Buyer and Parent of each Transaction Document and the consummation of the Contemplated Transactions to which they are or, at Closing, will be, a party have been duly and validly authorized and approved by Buyer and Parent and no other acts by or on behalf of Buyer or Parent are necessary or required to authorize the execution, delivery and performance by Buyer and Parent of each Transaction Document and the consummation of the Contemplated Transactions to which they are or, at Closing, will be a party. This Agreement and the other Transaction Documents to which Buyer and Parent are a party have been, duly and validly executed and delivered by Buyer and Parent and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of Buyer and Parent enforceable against each of them in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).


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          SECTION 3.2 No Conflicts; Consents. The execution, delivery and performance by Buyer and Parent of each Transaction Document to which they are, a party and the consummation of the Contemplated Transactions to which Buyer and Parent are a party does not and will not: (i) violate any provision of the certificate of incorporation or by-laws of Buyer or Parent, as the case may be;
(ii) require Buyer or Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3.2 (the "Buyer Required Consents"); (iii) except as set forth in Schedule 3.2, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which Buyer or Parent are a party or any of them or any of their assets is bound or subject or result in the creation or any Lien upon any of Parent Common Stock or upon any Assets of Buyer or Parent; or (iv) violate any Order or, to Buyer's knowledge, any Law of any Governmental Body against, or binding upon, Buyer or Parent, or upon any of their respective assets or businesses.

          SECTION 3.3 Corporate Existence and Power of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 3.4 Corporate Existence and Power of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 3.5 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or Parent who might be entitled to any fee or commission from Buyer or Parent in connection with the consummation of the Contemplated Transactions.

          SECTION 3.6 The Parent Common Stock. The Parent Common Stock has been duly authorized by Parent and, when issued to Eyemakers pursuant to this Agrement, will be duly issued, fully paid and non-assessable shares of Parent Common Stock. The Parent Common Stock, when issued pursuant hereto: (i) will not be issued in violation of or subject to any preemptive rights, rights of first refusal or, other than as set forth in this Agreement, contractual restrictions of any kind; and (ii) will vest in Eyemakers and Icon Veneto, respectively, good title to Parent Common Stock free and clear of all Liens.

          SECTION 3.7 Disclosure of Information. Buyer has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the Contemplated Transactions and the business, properties, prospects and financial conditions of the Company; and (ii) to obtain any additional information necessary to verify the accuracy of information provided about the Company.


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          SECTION 3.8 SEC Filings. Parent has filed with the SEC all forms, reports, schedules, and statements that were required to be filed by it with the SEC within the three (3) year period ending on the Effective Time, and previously has furnished or made available to the Company accurate and complete copies of all the SEC Documents. As of their respective dates, the SEC Documents were prepared in accordance with the Exchange Act and the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they were made. Parent shall deliver to the Company as soon as they become available accurate and complete copies of any report or statement that it mails to its shareholders generally or files with the SEC during the period after the date of this Agreement and before the Closing Date including but not limited to the Form 8-K in connection with the Contemplated Transactions ("Form 8-K"). As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

          SECTION 3.9 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries that are included or incorporated in the SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in the notes to them) and fairly present the consolidated financial position, results of operations, and cash flows from operating, investing, and financing activities of Parent and its Subsidiaries as of the dates and for the periods indicated, except that the unaudited consolidated interim financial statements in the SEC Documents are subject to normal year-end adjustments and were prepared in accordance with the instructions to SEC Form 10-QSB and, accordingly, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with GAAP. The consolidated financial statements of Parent and its Subsidiaries that are included or incorporated in any subsequent report or statement that Parent mails to its shareholders generally or files with the SEC during the period after the date of this Agreement and before the Closing Date will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in them, the notes to them, or any related report of Parent's independent accountants) and will fairly present the financial information that they purport to present, except that the unaudited, consolidated interim financial statements will be subject to normal year-end adjustments and will omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with GAAP.

          SECTION 3.10 Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of common stock $0.001 par value, 100,000 shares of Class A preferred stock. Parent has 2,226,043 shares of common stock issued and outstanding and no Class A Preferred stock issued and outstanding. Parent does not and, at the Closing, Parent will not, have outstanding any capital

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stock or other securities or any rights, warrants or options to acquire securities of Parent or any convertible or exchangeable securities and, other than Buyer pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of Parent. There are, and at Closing there will be, no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any securities of Parent. All of Parent Common Stock is, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind. Any Subsidiaries of Parent are wholly owned by Parent and any Subsidiary of Parent does not and, at the Closing, will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of any Subsidiary of Parent or any convertible or exchangeable securities and, other than such capital stock or other securities of such Subsidiary owned by Buyer, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of any Subsidiary of Parent.

          SECTION 3.11 Charter Documents and Corporate Records. Each of Parent and Buyer has heretofore delivered to the Company true and complete copies of the certificate of incorporation, by-laws and minute books, or comparable instruments, of Parent and Buyer as in effect on the date hereof. The stock transfer books of Parent and Buyer have been made available to the Company for its inspection and are true and complete in all respects.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

          The Company covenants to Buyer and Buyer and Parent, jointly and severally, covenant to the Company that:

          SECTION 4.1 Filings and Authorizations. The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall

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not make any such registration, filing, application or submission to which Buyer or the Company, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

          SECTION 4.3 Confidentiality. Each party hereto shall hold in strict confidence, and shall use its best efforts to cause all of its officers, employees, agents and professional counsel and accountants, (collectively, "Representatives") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on, or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.2. The foregoing provision shall not apply to any such information to the extent; (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions; (ii) made known to such party from a third party not in breach of any confidentiality requirement; or (iii) made public through no fault of such party or any of its Representatives.

          SECTION 4.4 Expenses. Buyer, Parent and the Company (for itself and on behalf of Eyemakers) shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives, and the Company shall bear all the fees and expenses of any Company's Representatives.

          SECTION 4.4 Tax Matters. The Company, Eyemakers and Buyer shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Refunds or credits of Taxes that were paid by the Company with respect to any periods shall be for the account of the Company.

          SECTION 4.5 Further Assurances. At any time and from time to time after the date of Closing, upon the reasonable request of any party hereto, the other party(ies), shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.

          SECTION 4.6 Restricted Securities. The parties acknowledge and agree that the Company Shares and Parent Common Stock being issued or transferred pursuant to the Contemplated Transactions are being issued or transferred pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities" within the meaning of the Securities Act. Such securities may not be transferred absent compliance with the provisions of the Securities Act, other than applicable Laws, and all stock certificates evidencing such securities shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement.

                                   ARTICLE V

                              CONDITIONS TO CLOSING


          SECTION 5.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

          (a) No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

          (b) No Proceedings or Litigation. No Claim instituted by any person (other than Buyer, the Company, Eyemakers, Icon Veneto or their respective Affiliates) shall have been commenced or pending against Eyemakers, Icon Veneto, the Company, Buyer or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

          SECTION 5.2 Conditions to the Obligations of the Company, Icon Veneto and Eyemakers. The obligations of the Company, Icon Veneto and Eyemakers hereunder to consummate the Contemplated Transactions are subject, at the option of the Company, Icon Veneto and Eyemakers, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a) Performance. Buyer and Parent shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (b) Representations and Warranties. The representations and warranties of Buyer and Parent contained in this Agreement and in any certificate or other writing delivered by Buyer and Parent pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

          (c) Buyer Required Consents. All Buyer Required Consents shall have been obtained including but not limited to the approval of the shareholders of Parent of the Contemplated Transactions.

          (d) No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on Parent.


          (d) Documentation. There shall have been delivered to the Company the following:

          (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Buyer confirming the matters set forth in Section 5.2(a) (b) and (d) hereof;

          (ii) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Parent confirming the matters set forth in Section 5.2(a) (b) and (d) hereof;

          (iii) Parent Common Stock certificates, registered in the name of Eyemakers and Icon Veneto, respectively, (with the appropriate restrictive legends), evidencing satisfaction of the Purchase Price in accordance with
Section 1.8;

          (iv) New York Certificate of Merger;

          (v) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of its certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of the State of New York; (ii) is a true and correct copy of its by-laws as of the date thereof; (iii) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of the Transaction Documents and the Contemplated Transactions; and
(iv) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith;

          (vi) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Parent certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of its certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of the State of New York; (ii) is a true and correct copy of its by-laws as of the date thereof; (iii) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of the Transaction Documents and the Contemplated Transactions; and
(iv) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith;

          (vii) Evidence of the good standing and corporate existence of Buyer issued by the Secretary of State of the State of New York;

          (viii) Evidence of the good standing and corporate existence of Parent issued by the Secretary of State of the State of New York; and

          (ix) Copies of all Buyer Required Consents.

          SECTION 5.3 Conditions to the Obligations of Buyer and Parent. All obligations of Buyer and/or Parent to consummate the Contemplated Transactions hereunder are subject, at the option of Buyer and/or Parent, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a) Performance. The Company, Icon Veneto and Eyemakers shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

          (b) Representations and Warranties. The representations and warranties of the Company, Icon Veneto and Eyemakers contained in this Agreement and in any certificate or other writing delivered by Eyemakers, Icon Veneto and/or the Company pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

          (c) Company Required Consents. All Company Required Consents shall have been obtained in form and substance reasonably satisfactory to Buyer, including the approval of the Company's shareholders for the Contemplated Transactions.

          (d) Buyer Required Consents. All Buyer Required Consents shall have been obtained including but not limited to the approval of the shareholders of Parent of the Contemplated Transactions. (e) No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on the Company.

          (f) Documentation. There shall have been delivered to Buyer the following:

          (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of the Company confirming the matters set forth in Section 5.2(a) (b) and (e) hereof;

          (ii) A certificate, dated the Closing Date, of the Secretary of the Company certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of the Company's certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of State of its state of incorporation; and (ii) is a true and correct copy of the Company's by-laws as of the date thereof;

          (iii) Evidence of the good standing and corporate existence of the Company issued by the Secretary of State of New York and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary;

          (iv) Copies of all Company Required Consents;

          (v) New York Certificate of Merger;

          (vi) Company Share certificates representing the number of Company Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to Buyer by delivery; and

          (vii) Stock certificates representing all of the issued and outstanding shares of Salus duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to Buyer by delivery.

                                   ARTICLE VI

                                 INDEMNIFICATION


          SECTION 6.1 Survival of Representations, Warranties and Covenants. 1. Notwithstanding any right of Buyer and Parent fully to investigate the affairs of the Company and the rights of Eyemakers, Icon Veneto and the Company to fully investigate the affairs of Buyer and Parent, and notwithstanding any knowledge of facts determined or determinable by Buyer, Parent, the Company, Icon Veneto and Eyemakers pursuant to such investigation or right of investigation, Buyer, Parent, the Company, Icon Veneto and Eyemakers have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Icon Veneto and Eyemakers, and Buyer and Parent respectively, contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Company, Icon Veneto and Eyemakers, and Buyer and Parent respectively, contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twelve
(12) months after the date of Closing; provided, however, that the liability of Eyemakers shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Eyemakers have been given specific notice on or prior to the date on which such Liabilities would otherwise terminate pursuant to the terms of this Section 6.1(a), or which arise or result from or are related to a Claim for fraud. For purposes of this Article VI, "fraud" means any untrue statement of a material fact known by the maker to be false when made or the intentional or knowing omission of a material fact required to be stated or necessary to make the applicable statement in question not misleading.

          (b) All representations and warranties of Buyer and Parent shall terminate and expire twelve (12) months after the date of Closing; provided, however, that the liability of Buyer and Parent shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Buyer and/or Parent has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this
Section 6.1(b), or which arise or result from or are related to a Claim for fraud.

          SECTION 6.2 Obligation of Eyemakers to Indemnify. Eyemakers agree to indemnify, defend and hold harmless Buyer and Parent (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, Regulatory Actions, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Buyer and/or Parent, the Company, or any of the foregoing persons arising out of any breach of the representations and warranties of the Company or Eyemakers contained in this Agreement, or of the covenants and agreements of Buyer or Parent contained in this Agreement or in the Schedules or any other Transaction Document.

          SECTION 6.3 Obligation of Buyer and Parent to Indemnify. Buyer and Parent, jointly and severally agree to indemnify, defend and hold harmless the Company and Icon Veneto (and any heirs, successor or assignee thereof) from and against any Losses suffered or incurred by the Company or any of the foregoing persons arising out of any breach of the representations and warranties of Buyer or Parent, or of the covenants and agreements of Buyer or Parent contained in this Agreement or in the Schedules or any other Transaction Document.

          SECTION 6.4 Notice and Opportunity to Defend Third Party Claims. 1. Within ten (10) days following receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 6.2, or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability includes a Claim seeking an Order for injunction or other equitable or declaratory relief against the Indemnitee, in which case the Indemnitee may at its own cost and expense and at its option defend the portion of the Asserted Liability seeking equitable or declaratory relief against the Indemnitee, or
(ii) the Indemnitee shall have reasonably, and in good faith, after consultation with the Indemnifying Party, concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party which could prevent or negatively influence the Indemnifying Party from impartially or adequately conducting such defense; or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party but only to the extent such defense cannot legally be asserted by the Indemnifying Party on behalf of the Indemnitee. If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten (10) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. If the Indemnifying Party desires to accept a reasonable, final and complete settlement of an Asserted Liability so that such Indemnitee's Loss is paid in full and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party's liability to the Indemnitee shall be limited to the amount offered in the settlement. The Indemnifying Party will exercise good faith in accepting any reasonable, final and complete settlement of an Asserted Liability. In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defense of such Asserted Liability. In the event the Indemnifying Party is not permitted by the Indemnitee to defend the Asserted Liability, it may nevertheless participate at its own expense in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

          SECTION 6.5 Limits on Indemnification. (a) Notwithstanding the foregoing or the limitations set forth in Section 6.5(b) below, in the event such Losses arise out of any fraud related matter on the part of any Indemnifying Party, then such Indemnifying Party shall be obligated to indemnify the Indemnitee in respect of all such Losses. Buyer, Parent and the Company agree that the Company's obligation to indemnify under this Article VI shall not survive the Closing and the Company shall have no further liability to Buyer after the Closing but that such obligations to indemnify shall be the sole obligation of Eyemakers.

          (b) The Company, Icon Veneto and Eyemakers shall not be liable to indemnify Buyer pursuant to Section 6.2 above and Buyer and Parent shall not be liable to indemnify the Company, Icon Veneto and Eyemakers pursuant to Section
6.3 above: (i) unless a Claims Notice describing the loss is delivered to the Indemnifying Party within 12 months after the Closing (except for Losses arising out of an Indemnifying Party); and; (ii) with respect to special, consequential or punitive damages; or (iii) in respect of any individual Loss of less than $10,000.

          (c) Eyemakers shall not be obligated to make any payment for indemnification under Section 6.2 hereof in excess of: (i) if prior to the Closing Date, the value of the Company Stock; and (ii) if on or following the Closing Date, the value of the Parent Stock received as a result of the transactions contemplated by this Agreement and Eyemakers has and reserves the right to transfer his Parent Shares to fulfill all or a portion of any obligation hereunder.

          SECTION 6.6 Exclusive Remedy. The parties agree that the indemnification provisions of this Article VI shall constitute the sole or exclusive remedy of any party in seeking damages or other monetary relief with respect to this Agreement and the Contemplated Transactions, provided that, nothing herein shall be construed to limit the right of any party to seek: (i) injunctive relief for a breach of this Agreement; or (ii) legal or equitable relief for a Claim for fraud.


                                  ARTICLE VII

                        SPECIFIC PERFORMANCE; TERMINATION


          SECTION VII Specific Performance. The Company, Icon Veneto, Parent, Buyer and Eyemakers acknowledges and agrees that, if any of the Company, Icon Veneto, Parent, Buyer or Eyemakers fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) or (e) of
Section 7.2 below, the others will not have adequate remedies at law with respect to such breach. In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. The Company, Icon Veneto, Parent, Buyer and Eyemakers specifically affirms the appropriateness of such injunctive, other equitable relief or damages in any such action.

          SECTION 7.2 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

          (a) By mutual written consent of the Company and Buyer;

          (b) By the Company, Icon Veneto or Eyemakers if: (i) there has been a misrepresentation or breach of warranty on the part of Buyer or Parent in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from the Company; (ii) Buyer or Parent has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from the Company; or (iii) any condition to the Company's obligations under Section 5.2 becomes incapable of fulfillment through no fault of the Company and is not waived by the Company, provided that, on the date of termination, all conditions to Buyer's and Parent's obligations specified in Section 5.3 (other than clause (e) thereof) shall have been satisfied and the Company shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

          (c) By Buyer, if: (i) there has been a misrepresentation or breach of warranty on the part of the Company, Icon Veneto or Eyemakers in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Buyer; (ii) Eyemakers, Icon Veneto or the Company has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from Buyer; or (iii) any condition to Buyer's obligations under Section 5.3 becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer, provided that, on the date of termination, all conditions to the Company's, Icon Veneto's and Eyemakers's obligations hereunder specified in Section 5.2 shall have been satisfied and Buyer shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

          (d) By the Company or by Buyer, if any condition under Section 5.1 becomes incapable of fulfillment through no fault of the party seeking termination and is not waived by the party seeking termination; and

          (e) By either the Company or Buyer if the Closing shall not have occurred on or prior to June 15, 2004 (or such other date as shall have been agreed to by the Company and the Buyer), provided that: (i) if so terminated by the Company, the conditions specified in Section 5.2 shall have been satisfied on the date of termination and the Company shall be then otherwise ready, willing and able to proceed with the Closing; or (ii) if so terminated by Buyer, the conditions specified in Section 5.3 shall have been satisfied on the date of termination and Buyer shall be then otherwise ready, willing and able to proceed with the Closing.

          SECTION 7.3 Effect of Termination; Right to Proceed. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that: (i) the agreements contained in Section 4.2 shall survive the termination hereof; and (ii) termination shall not preclude any party from seeking relief against any other party for breach of Section 4.2. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                  ARTICLE VIII

                                  MISCELLANEOUS


          SECTION 8.1 Notices. 1. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

                  If to Buyer or Parent, one copy to:
                  Lasik America, Inc.
                  6644 Indian School Road, N.E.
                  Albuquerque, New Mexico 87110
                  Attn: Mr. Howard Silverman, President

                  with a copy to:


                  If to the Company or Icon Veneto, one copy to:
                  C/o Eyemakers, Inc.


                  Attn: Ernest B. Remo, President

                  With a copy to:
                  Cohen & Czarnik
                  641 Lexington Avenue, 19th Floor
                  New York, New York 10022
                  Attn:  Stephen J. Czarnik, Esq

          (b) Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

          SECTION 8.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

          SECTION 8.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Company, Parent and Buyer. The provisions hereof may be waived in writing by the Company Parent or Buyer, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          SECTION 8.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

          SECTION 8.5 Consent to Jurisdiction. Each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of New York and in the Federal courts in such state in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. If for any reason the Federal courts in such state will not entertain such action or proceeding, then the parties hereto irrevocably and voluntarily submit to personal jurisdiction in the state courts located in the State of New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of any action or proceeding may be heard and determined in any such court. Each of the parties further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 8.1. The parties hereto agree that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the United States District Court for the District of New York, or alternatively, in the State courts located therein. The Company, Buyer and Parent irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

          SECTION 8.6 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of Buyer (in the case of assignment by the Company or any Eyemakers) or the Company (in the case of assignment by Buyer or Parent) and any purported assignment, unless so consented to, shall be void and without effect.

          SECTION 8.7 Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          SECTION 8.8 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

          SECTION 8.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          SECTION 8.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted heirs, successors, assigns and legal representatives, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.


                                   ARTICLE IX

                                   DEFINITIONS


          SECTION 9.1 Definitions. The following terms, as used herein, have the following meanings:

          "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

          "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

          "Assets" shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

          The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

          "Business" shall mean the ownership and operation of the business of the Company.

          "Condition of the Business" shall mean the financial condition, prospects or the results of operations of the Business, the Assets or the Company.

          "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

          The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

          "GAAP" shall mean generally accepted accounting principles in effect on the date hereof (or, in the case of any opinion rendered in connection with an audit, as of the date of the opinion) as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

          "Governmental Bodies" shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

          "knowledge" with respect to: (a) any individual shall mean actual knowledge of such individual; and (b) any corporation shall mean the actual knowledge of the directors and executive officers of such corporation; and "knows" has a correlative meaning. The terms "any Eyemakers' knowledge," and "Eyemakers' knowledge," including any correlative meanings, shall mean the knowledge of Eyemakers.

          "Laws" shall mean any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Bodies.

          "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

          "Lien" shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

          "person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

          "Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company.

          "Regulatory Actions" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Leased Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by Parent with the SEC within the three years from the Effective Time, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and annual and quarterly reports to shareholders.

          "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by any other entity.

          "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with; (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to any party hereto, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party hereto being a member of an affiliated or combined group with any other person at any time on or prior to the date of Closing; and (iii) any liability of a party hereto for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

          "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

          "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

          SECTION 9.2 Interpretation. Unless the context otherwise requires, the terms defined in this Agreement shall be applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this Agreement, and those accounting terms used in this Agreement except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP as of the date of the item in question. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date set forth above.

                                    BUYER:
                                    LASIK ACQUISITION CORP.

                                    By: /s/ Howard Silverman
                                        ---------------------------------------
                                            Howard Silverman
                                            President

                                    PARENT:
                                    LASIK AMERICA, INC.

                                    By: /s/ Howard Silverman
                                        ---------------------------------------
                                            Howard Silverman
                                            President

                                    THE COMPANY:
                                    Salus Holding, Inc.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chief Executive Officer


                                    EYEMAKERS:
                                    EYEMAKERS, INC.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chairman and Chief Executive Officer


                                    Icon Veneto S.r.l.
                                    ICON VENETO S.r.l.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chairman and Chief Executive Officer